UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2015

E*TRADE Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1271 Avenue of the Americas, 14th Floor, New York, New York 10020
(Address of principal executive offices and Zip Code)

(646) 521-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

          On November 19, 2015, the Company announced that its Board of Directors has authorized the repurchase of up to $800 million of shares of the Company’s common stock through March 31, 2017. The timing and exact amount of any common stock repurchases will depend on various factors, including market conditions and the Company’s capital position. The Company’s share repurchase program does not include specific price targets, may be executed through open market purchases or privately negotiated transactions, may utilize Rule 10b5-1 programs, and may be suspended or terminated at any time. As of October 31, 2015, the Company had 293 million shares outstanding. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

99.1 Press Release, dated November 19, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 19, 2015

E*TRADE FINANCIAL CORPORATION

		By:	/s/ Karl A. Roessner
Karl A. Roessner
Corporate Secretary